Exhibit 99.1

IonQ Appoints Kathy Chou to Board of Directors

Veteran tech executive joins IonQ’s seasoned board of directors,

bringing decades worth of engineering ops and enterprise experience

COLLEGE PARK, MD – July 12, 2022 - IonQ (NYSE: IONQ), an industry leader in quantum computing, today announced the appointment of Kathy Chou, SVP of SaaS Engineering at Nutanix, to the IonQ Board of Directors. As a member of the Board of Directors, Chou will help support IonQ’s work to build the world’s best quantum computers to solve the world’s most complex problems.

“It is an incredible privilege to have Kathy join our Board of Directors. She brings with her an enormous wealth of knowledge from her impressive career and tenure at some of the world’s largest tech companies, and her expert point of view will help guide IonQ’s mission for years to come,” said Peter Chapman, CEO and President, IonQ.

“The opportunity for quantum computing to change the world is limitless, and I believe IonQ is well equipped to lead the charge in this complex and exciting space. Quantum computing may be the key to solving some of society’s greatest issues in the healthcare, transportation, finance, or climate change, and I believe IonQ is at the forefront of this charge. I look forward to joining the Board to help navigate this burgeoning field and am honored to be a part of this team,” said Kathy Chou.

At Nutanix, Chou oversees a team responsible for the development, security and deployment of SaaS applications, systems and data assets across the entire Nutanix customer lifecycle. Chou joined Nutanix in January 2022 and previously served as the SVP of Worldwide Sales Strategy and Operations at VMware. Her tenure at VMWare spanned five years, touching multiple aspects of the customer success and engineering pipeline, including R&D, customer intelligence, and transforming VMware’s global customer operations function. She has also held multiple senior leadership positions at global enterprise tech companies like HP, Intuit and Informatica.

Additionally, Chou is on or has held numerous non-profit and academic board positions, including serving as the Chair of the Alumni Committee on Trustee Nominations for Stanford, Presidential Search Committee, Vice Chair for the Institute for Research in Social Sciences, Chair for the Development Committee at the Asian Pacific Fund, Vice Chair for Santa Clara University’s Board of Regents and member of SCU’s Engineering Advisory Board and Board Member of Baylor University’s Hankamer School of Business. She holds an MBA in business from Harvard Business School, as well as B.S. and M.S. degrees in Mechanical Engineering and Manufacturing Systems Engineering, respectively, from Stanford University.

Chou’s appointment to the Board follows IonQ’s recent announcement of results from its joint research work with GE Research to develop new solutions that better manage risk exposure. Additionally, the company recently announced its newest quantum computing system, IonQ Forte, which features novel, cutting-edge optics technology that enables increased accuracy and further enhances IonQ’s industry leading system performance.

A blog post further discussing Chou’s addition to IonQ’s Board of Directors can be found here.

About IonQ

IonQ, Inc. is a leader in quantum computing, with a proven track record of innovation and deployment. IonQ’s current generation quantum computer, IonQ Forte, is the latest in a line of cutting-edge systems, including IonQ Aria, a system that boasts industry-leading 20 algorithmic qubits. Along with record performance, IonQ has defined what it believes is the best path forward to scale. IonQ is the only company with its quantum systems available through the cloud on Amazon Braket, Microsoft Azure, and Google Cloud, as well as through direct API access. IonQ was founded in 2015 by Christopher Monroe and Jungsang Kim based on 25 years of pioneering research. To learn more, visit www.ionq.com.

IonQ Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These statements include those related to IonQ’s ability to be the leader in quantum computing; IonQ’s ability to further develop and advance its quantum computers and achieve scale; IonQ’s market opportunity and anticipated growth; and the benefits to customers of using quantum computing solutions, including the opportunities for quantum computing to change the world and its ability to solve the world’s greatest issues. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: market adoption of quantum computing solutions and IonQ’s products, services and solutions; the ability of IonQ to protect its intellectual property; changes in the competitive industries in which IonQ operates; changes in laws and regulations affecting IonQ’s business; IonQ’s ability to implement its business plans, forecasts and other expectations, and identify and realize additional partnerships and opportunities; and the risk of downturns in the market and the technology industry including, but not limited to, as a result of the COVID-19 pandemic. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of IonQ’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and other documents filed by IonQ from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and IonQ assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. IonQ does not give any assurance that it will achieve its expectations.

Contacts

IonQ Media contact:

Dillon Olagaray

press@ionq.com

IonQ Investor Contact:

investors@ionq.com